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                                                                 EXHIBIT 21.1

                          SUBSIDIARIES OF ESOFT, INC.


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
NAME OF SUBSIDIARY                     STATE OF INCORPORATION
Apexx Technologies, Inc.               Idaho

Technologic, Inc.                      Georgia